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                                                                     Exhibit 8.2

                                [WSGR Letterhead]



                                November 26, 1997


Sequana Therapeutics, Inc.
11099 North Torrey Pines Road, Suite 160
La Jolla, CA  92037


Ladies and Gentlemen:

            We have acted as counsel for Sequana Therapeutics, Inc., a California corporation ("Sequana") in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of November 2, 1997, among Arris Pharmaceutical Corporation, a Delaware corporation ("Arris"), Beagle Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of Arris ("Merger Sub"), and Sequana. This opinion is being delivered to you in connection with the filing of a Form S-4 Registration Statement with the Securities and Exchange Commission (the "Registration Statement") and pursuant to Section 7.5(b) of the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into Sequana (the "Merger"), and Sequana will become a wholly-owned subsidiary of Arris. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

            You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement, and the Joint Proxy Statement included therewith, the Merger Agreement (including Exhibits), and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon tax representation letters of Arris and Merger Sub, and Sequana, respectively (the "Tax Representation Letters") as well as continuity of interest certificates executed and delivered by certain shareholders of Sequana (the "Continuity of Interest Certificates").

            In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

            1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time)






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due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

            2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

            3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

            4. The Merger will be reported by Arris and Sequana on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

            5. There is no plan or intention on the part of the shareholders of Sequana to engage in a sale, exchange, transfer, distribution, pledge, or other disposition or any transaction which results in a reduction of risk of ownership, or a direct or indirect disposition of shares of Parent Common Stock to be received in the Merger that would reduce the Sequana shareholders' ownership of Parent Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of all of the Company Common Stock outstanding immediately prior to the Effective Time. (For purposes of the preceding sentence, shares of Company Common Stock pursuant to which shareholders of the Company exercise dissenters' rights in the Merger, which are exchanged for consideration in the Merger other than shares of Parent Common Stock or are sold, redeemed or disposed of in a transaction that is in contemplation of or related to the Merger, shall be considered shares of the Company Common Stock held by shareholders of the Company immediately prior to the Merger which are exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

            Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Tax Representation Letters and the Continuity of Interest Certificates are true and correct as of the date hereof, at the effective date of the Registration Statement and at the Effective Time, then: (a) For federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Code; and (b) The discussion entitled "Certain Federal Income Tax Consequences" in the Prospectus constituting a part of the Registration Statement, insofar as it relates to statements of law or legal conclusions, is correct in all material respects and we confirm our opinions as set forth therein.

            This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no














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responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws.

            This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). Furthermore, this opinion relates only to the holders of Company Common Stock who hold such stock as a capital asset. No opinion is expressed as to the Federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, persons who hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction, and shareholders who acquired their shares of Company Common Stock pursuant to the exercise of options or otherwise as compensation). Further, no opinion is expressed as to the Federal income tax treatment with respect to holders of warrants for Company Common Stock.

            No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

            This opinion is solely for the benefit of Sequana and its shareholders, and may not be relied upon or provided to any other party, including, but not limited to, Arris and the Arris shareholders without our express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to the opinion in the Prospectus under the caption "The Merger--Certain Federal Income Tax Consequences."

                                          Very truly yours,


                                          /s/ WILSON SONSINI GOODRICH & ROSATI

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation